EXHIBIT 10.7


                        SEPARATION AGREEMENT AND RELEASE


         This Separation Agreement and Release ("Agreement") is made by and between Secure Computing Corporation (the "Company") and Christine Hughes ("Employee").

         WHEREAS, Employee and the Company mutually agree that Employee's employment with the Company shall be terminated effective on June 30, 1999; and

         WHEREAS, Employee and the Company mutually agree that the Separation and Release document dated May 20, 1999, is no longer in effect; and

         WHEREAS, Employee does not have pending against the Company any claim, charge, or action in or with any federal, state, or local court or administrative agency; and

         WHEREAS, Employee and the Company desire to settle fully and finally all differences between them.

         NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

         1. Resignation. Employee agrees to resign from her employment with the Company as Senior Vice President of Worldwide Marketing and Business Development effective June 30, 1999. Upon execution of this Agreement, the Company shall issue a press release regarding termination of Employee. Such press release shall be mutually agreed upon by the Parties.

         2. Consideration. The Company agrees to pay Employee nine (9) months of base salary, less applicable withholdings. This amount will be paid as a lump sum payment no later than July 6, 1999. The Company shall also reimburse Employee for any outstanding expense reports. In addition, the Company shall pay reasonable moving expenses (through a reputable mover, mutually agreed upon by the parties) for moving Employee's personal belongings, including Employee's art work, to Employee's home in Virginia.

         3. Continued Benefits. Employee's medical benefits will be paid through the end of June. Employee will be notified of her rights to continue benefits for up to eighteen (18) months under COBRA.

         4. Stock Options. The exercise of any stock options shall continue to be subject to the terms and conditions of the Company's Stock Option Plan and the applicable Stock Option Agreement between Employee and the Company.

         5. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee.

         6. Indemnification of Employee. To the extent permitted by law, the Company will provide Employee indemnity, in accordance with the applicable provisions of the Company's Articles of Incorporation and its By-Laws, and will cover Employee under any directors and officers liability insurance policy maintained by the Company for directors and officers, against all expense, liability and loss (including attorneys' fees and settlement payments) that Employee may incur by reason of any action, suit or proceeding arising from or relating to her position as an employee, officer or director of the Company. Employee will cooperate with the Company in the defense of any such matters.

         7. Mutual Release. (a) Employee, on behalf of herself, and her heirs, family members, executors and assigns, hereby releases and forever discharges Company, and its executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, from any and all existing claims, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, that Employee ever had, now has or may hereafter claim to have against them, arising directly or indirectly out of, or in any way connected with or based upon, or related in any way to her employment with the Company or her termination therefrom including any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; The Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the California Civil Code; the California Fair Employment and Housing Act and Labor Code section 201, ET SEQ. and section 970, ET SEQ.; and

         (b) Company, on behalf of itself and its executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby releases and forever discharges Employee, and her heirs, family members, executors and assigns, from any and all claims, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, that Company ever had, now has or may hereafter claim to have against her or them arising directly or indirectly out of, or in any way connected with or based upon, or related in any way to her employment with the Company or her termination therefrom;

         (c) except that neither Employee nor the Company releases each other from any claims, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, arising from, related or connected to, directly or indirectly, present or future claims of securities fraud, breach of fiduciary duty or similar claims against the Company and its officers and directors, including, by way of illustration and not limitation, the causes of action as stated in Myron Goldstein vs. Secure Computing Corporation, et al (U. S. Dist. Court, ND Calf., C.99-20279), including any derivative actions.

         Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

         8. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that she is waiving and releasing any rights she may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that she has been advised by this writing that (a) she should consult with an attorney prior to executing this Agreement; (b) she has at least twenty-one (21) days within which to consider this Agreement; (c) she has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

         9. California Civil Code Section 1542. Employee represents that she is not aware of any claim other than the claims that are released by this Agreement. Employee acknowledge that she has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN her FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED her SETTLEMENT WITH THE DEBTOR.

         Employee, being aware of said Code section, agrees to expressly waive any rights she may have thereunder, as well as under any other statute or common law principles of similar effect.


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         10. No Future Lawsuits. Employee represents that she has no lawsuits, claims, or actions pending in her name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that she does not intend to bring any claims on her own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

         11. Confidentiality. The Parties hereto agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). The Parties hereto agree to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties except as required by law, and agree that there will be no publicity, directly or indirectly, concerning any Settlement Information. The Parties hereto agree to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

         12. No Cooperation. Employee agrees that she will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

         13. Non-Disparagement. Each Party agrees to refrain from any defamation, libel or slander of the other, or tortious interference with each other's contracts and relationships. All inquiries by potential future employers of Employee will be directed to the Company's Director of Human Resources. Upon inquiry, the Company shall only state the following: The information stated in the mutually agreed to press release; Employee 's last position and dates of employment.

         14. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

         15. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement, except as provided in paragraph 2 herein.

         16. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that she is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon.

         17. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County, California before the American Arbitration Association under its California Commercial Dispute Resolution Rules, or by a judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney's fees and costs. Employee expressly acknowledges that she is waiving any right to a jury trial for any and all claims covered by this Agreement.

         18. Solicitation of Employees. Employee agrees that she will not, for a period of six (6) months immediately following the Effective Date of this Agreement, by herself or in collaboration with others, either


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directly or indirectly initiate contact to solicit or recruit any of the
Company's employees to leave their employment, or take away such employees, or attempt to solicit, recruit, or take away employees of the Company, either for herself or any other person or entity.

         19. Returning Company Documents. Employee agrees on the Effective Date of this Agreement, she shall deliver to the Company (and will not keep in her possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Employee during the course of her employment with the Company or otherwise belonging to the Company, its successors or assigns.

         20. Company Confidential Information. Employee acknowledges that the confidentiality provisions stated in the November 8, 1996 Secure Computing Corporation Employment Agreement continue to be in full force and effect.

         21. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         22. No Representations. Employee represents that she has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company which are not specifically set forth in this Agreement.

         23. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         24. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and her compensation by the Company.

         25. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the Compensation Committee of the Board of Directors.

         26. Governing Law. This Agreement shall be governed by the laws of the State of California.

         27. Effective Date. This Agreement is effective seven days after it has been signed by both parties, provided Employee has not revoked the Agreement prior to that date, and provided Employee has returned an executed Agreement to the Company.

         28. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.


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         29. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

         (a)      They have read this Agreement;

         (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

         (c) They understand the terms and consequences of this Agreement and of the releases it contains;

         (d) They are fully aware of the legal and binding effect of this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                       SECURE COMPUTING CORPORATION


Dated:  June 30, 1999                  By  /s/ John McNulty
       ---------------                 -----------------------------------------


                                       CHRISTINE HUGHES


Dated:  June 24, 1999                      /s/ Christine Hughes
       ---------------                 -----------------------------------------


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